Exhibit 10.2

AMENDMENT No. 1 to the Credit Agreement, dated as of July 31, 2015 (this “Amendment”), to the Credit Agreement dated as of October 28, 2013 among GLP CAPITAL, L.P. (as successor-by-merger to GLP Financing, LLC), a Pennsylvania limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the various other parties thereto (the “Credit Agreement”, and the Credit Agreement, as amended by Section 1 and/or Section 3 of this Amendment as the context so requires, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Credit Agreement Amendments

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes, including with respect to the amendments referenced in Section 1 below (the “Credit Agreement Amendments”);

Incremental Facility Commitments and Amendments

WHEREAS, Parent intends to acquire all of the outstanding common equity interests of Pinnacle Entertainment, Inc., a Delaware corporation (the “Acquired Business”) pursuant to the Agreement and Plan of Merger, dated as of July 20, 2015, by and among Parent, Gold Merger Sub, LLC, a Delaware limited liability company and the Acquired Business, as in effect from time to time, including all schedules and exhibits thereto (the “Acquisition”);

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting Incremental Term Loans pursuant to Section 2.16 of the Credit Agreement (a) after giving effect to the Credit Agreement Amendments and (b) substantially simultaneously with the consummation of the Acquisition;

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Lender and/or Additional Lender agreeing to provide such Incremental Term Loans (each such Lender or Additional Lender agreeing to provide the Incremental Tranche A-1 Term Loans (as defined below) on the date hereof and any assignees thereof, an “Incremental Tranche A-1 Term Loan Lender” and, collectively, the “Incremental Tranche A-1 Term Loan Lenders”);

WHEREAS, the Borrower has requested that the initial Incremental Tranche A-1 Term Loan Lenders extend credit to the Borrower in the form of a new tranche of Term Loans under the Credit Agreement in an aggregate principal amount of $825 million (the “Incremental Tranche A-1 Term Loans”); and

WHEREAS, the initial Incremental Tranche A-1 Term Loan Lenders party hereto as of the date hereof have committed to lend such Incremental Tranche A-1 Term Loans on the specified terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Credit Agreement Amendments. Effective as of the Amendment No. 1 Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Acquired Business” has the meaning specified in the definition of “Acquisition”.

“Acquisition” means the acquisition by Parent of all of the outstanding common equity interests of Pinnacle Entertainment, Inc., a Delaware corporation (the “Acquired Business”) pursuant to that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among Parent, Gold Merger Sub, LLC, a Delaware limited liability company and the Acquired Business, as in effect from time to time, including all schedules and exhibits thereto (the “Merger Agreement”).

“Amendment No. 1 Arrangers” means, collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank, Barclays Bank PLC, Citizens Bank, National Association , Credit Agricole Corporate and Investment Bank, Manufacturers and Traders Trust Company, Nomura Securities International, Inc., SunTrust Robinson Humphrey Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

“Amendment No. 1 to the Credit Agreement” means Amendment No. 1 to the Credit Agreement, dated as of July 31, 2015, by and among the Borrower, the Administrative Agent, the Lenders party thereto and the various other parties thereto.

“Amendment No. 1 Effective Date” means the date on which each of the conditions set forth in Section 5 of Amendment No. 1 to the Credit Agreement have been satisfied, such date being July 31, 2015.

“Limited Conditionality Election” has the meaning specified in Section 2.16(e).

(b) Section 2.16 of the Credit Agreement is hereby amended by replacing the reference to “$1,500,000,000” with “$2,500,000,000”.

(c) Section 2.16(e) of the Credit Agreement is hereby amended to read as follows:

(e) Each notice from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Any Incremental Facility shall be effected by an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the applicable Additional Lenders, the Administrative Agent and, in the case of any Incremental Revolving Commitments, the L/C Issuer and Swingline Lender. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Commitments shall be reasonably satisfactory to the Borrower and, to the extent the Administrative Agent’s consent would be required under Section 10.06(b), the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to the applicable Incremental Facility Amendment. For the avoidance of doubt, no L/C Issuer or Swingline Lender is required to act as such for any Additional Revolving Commitments unless they so consent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.16 and shall set forth the terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of the following conditions: (i) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with the applicable Incremental Facilities, (ii) such Incremental Facility Amendment shall have been duly executed and delivered by Borrower, each applicable Additional Lender, the Administrative Agent and, in the case of any Incremental Revolving Commitments, the L/C Issuer and Swingline Lender, (iii) the Borrower shall be in compliance with the financial covenants set forth in Section 7.11 as of the last day of the most recent Test Period on a Pro Forma Basis (including after giving effect to such Incremental Facilities (with any Incremental Revolving Commitments given effect on a Pro Forma Basis to the extent of the amount of such Incremental Revolving Commitments drawn on the Incremental Facility Closing Date) and any related acquisitions or investments as if such Incremental Facilities and related acquisitions or investments had been made on the first day of the most recent Test

Period) and (iv) each of the conditions set forth in Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date). Notwithstanding the foregoing, in the event that any tranche of Incremental Term Loans is used to finance an acquisition not prohibited by this Agreement, which acquisition shall not be conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement, to the extent the Borrower so elects and notifies the Administrative Agent of such election (a “Limited Conditionality Election” and an acquisition with respect to which a Limited Conditionality Election is made, a “Limited Conditionality Acquisition”), (A) the condition set forth in Section 4.02(b) shall be tested at the time of the execution of the acquisition agreement related to such Limited Conditionality Acquisition, (B) the condition set forth in Section 4.02(a) shall be limited to (x) those representations set forth in Sections 5.01, 5.02, 5.03(a) and (b), 5.04, 5.11, 5.16 and 5.18 and (y) the representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Conditionality Acquisition that are material to the interests of the Lenders and/or Additional Lenders (in their capacities as such), and only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate and (C) the condition referenced in clause (iii) of the preceding sentence shall be tested at the time of the execution of the acquisition agreement related to such Limited Conditionality Acquisition; provided that if the Borrower has made a Limited Conditionality Election for any Limited Conditionality Acquisition, in connection with any other incurrence of Indebtedness after the date the definitive acquisition agreement relating to such Limited Conditionality Acquisition was entered into and prior to the earlier of the consummation of such Limited Conditionality Acquisition or the termination of such definitive agreement prior to the incurrence (but not, for the avoidance of doubt, for purposes of determining actual compliance with the financial covenants set forth in Section 7.11), the Senior Secured Debt to Total Asset Value Ratio, the Total Debt to Asset Value Ratio and the Fixed Charge Coverage Ratio shall each be calculated on a Pro Forma Basis, both (i) on the basis set forth in this clause (C) and (ii) without giving effect to such Limited Conditionality Acquisition or the incurrence of any such Indebtedness or Liens or the other transactions in connection therewith. The proceeds of any Incremental Term Loans may be used only for general corporate purposes (including, without limitation, Permitted Acquisitions, Limited Conditionality Acquisitions, other acquisitions not prohibited by this Agreement, prepayments, redemptions, purchases, defeasances or other satisfactions of Indebtedness, and dividends, distributions or repurchases permitted pursuant to Section 7.04).

(d) Section 4.02 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything to the contrary contained herein, any Revolving Borrowing made in connection with and to fund a portion of the Acquisition, up to an aggregate principle amount not to exceed $411,000,000, shall only be subject to the conditions applicable to a Limited Conditionality Acquisition as provided in Section 2.16 above.”

Section 2. Incremental Facility Commitments. Immediately after the effectiveness of the Credit Agreement Amendments and subject to the terms and conditions set forth herein, (i) each initial Incremental Tranche A-1 Term Loan Lender as of the date hereof hereby commits to make the Incremental Tranche A-1 Term Loans on the Incremental Tranche A-1 Term Facility Amendment Effective Date in the aggregate principal amount set forth next to such Incremental Tranche A-1 Term Loan Lender’s name on Schedule A hereto (each such commitment, an “Incremental Tranche A-1 Term Commitment” and each such amount, such Incremental Tranche A-1 Term Loan Lender’s “Incremental Tranche A-1 Term Loan Commitment Amount”) and (ii) the Incremental Tranche A-1 Term Loans will be a separate Class of Term Loans and will constitute Term Loans for all purposes of the Credit Agreement except as otherwise set forth herein. The Incremental Tranche A-1 Term Commitments shall automatically terminate on the Incremental Tranche A-1 Term Facility Amendment Effective Date upon the funding of the Incremental Tranche A-1 Term Loans. Pursuant to Section 2.16 of the Credit Agreement, the Incremental Tranche A-1 Term Loans shall have the following terms:

(a) Applicable Rate. The Applicable Rate with respect to the Incremental Tranche A-1 Term Loans shall mean (x) from the Incremental Tranche A-1 Term Facility Amendment Effective Date to and including the date that is three months after the Incremental Tranche A-1 Term Facility Amendment Effective Date, the rate per annum set forth at the Level that corresponds to the Credit Ratings on the Incremental Tranche A-1 Term Facility Effective Date, and thereafter (y) (i) for Eurodollar Rate Loans, the percentage set forth under the columns “Incremental Tranche A-1 Term Loans” and “Eurodollar Rate” and (ii) for Base Rate Loans the percentage set forth under the columns “Incremental Tranche A-1 Term Loans” and “Base Rate”:

Applicable Rate
		Incremental Tranche A-1 Term Loans
Pricing Level	Credit Rating	Eurodollar Rate	Base Rate
Level 1	≥BBB+ from S&P or Baa1 from Moody’s	1.00%	0.00%
Level 2	BBB from S&P or Baa2 from Moody’s	1.25%	0.25%
Level 3	BBB- from S&P or Baa3 from Moody’s	1.50%	0.50%
Level 4	BB+ from S&P or Ba1 from Moody’s	1.75%	0.75%
Level 5	< BB+ from S&P or Ba1 from Moody’s	2.00%	1.00%

For purposes of the foregoing,

(a) if the Credit Ratings established by the Rating Agencies shall fall within different Pricing Levels, then the Applicable Rate shall be based on the higher of such Credit Ratings; provided that if the lower Credit Rating is more than one notch lower than the higher Credit Rating, the Applicable Rate shall be based on the average of such Credit Ratings; provided that if the average of such Credit Ratings is not a recognized rating level, the Applicable Rate shall be based on the rating level that is immediately above such average;

(b) if at any time the Facilities shall fail to be rated by at least one of the Rating Agencies, then Level 5 shall be deemed applicable for the period commencing one (1) Business Day after the date that the Facilities cease to be so rated and ending on the date which is one (1) Business Day after the Facilities are again rated by either or both of the Rating Agencies, after which the Pricing Level shall be determined in accordance with the table above, as applicable; and

(c) adjustments, if any, to the Pricing Level then in effect shall be effective one (1) Business Day after the day that a change in a Credit Rating requiring such adjustment is first announced by the applicable Rating Agency (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and on the date immediately preceding the effective date of the next such change).

(b) Eurodollar Rate. The Eurodollar Rate with respect to Incremental Tranche A-1 Term Loans shall mean the Eurodollar Rate as defined in the Credit Agreement; provided, however, that the Eurodollar Rate applicable for Incremental Tranche A-1 Term Loans shall not be less than 0%.

(c) Base Rate. The Base Rate with respect to Incremental Tranche A-1 Term Loans shall mean the Base Rate as defined in the Credit Agreement; provided, however, that the Base Rate applicable for Incremental Tranche A-1 Term Loans shall not be less than 1.0%.

(d) Maturity Date. To the extent not previously paid, all Incremental Tranche A-1 Term Loans shall be due and payable on the date that is 5 years after the Incremental Tranche A-1 Term Loan Effective Date.

(e) Amortization. None.

(f) Fee. Borrower agrees to pay on the Incremental Tranche A-1 Term Facility Amendment Effective Date, to the Administrative Agent, for the ratable account of each Incremental Tranche A-1 Term Loan Lender, the “Arrangement Fee” set forth in the Loan Engagement Letter dated as of July 20, 2015 among the Borrower and the Incremental Tranche A-1 Term Loan Arrangers.

(g) Credit Agreement Governs. From and after and after the Incremental Tranche A-1 Term Facility Amendment Effective Date, (i) except as set forth in this Amendment, the Incremental Tranche A-1 Term Loans shall have identical terms as the Closing Date Term Loans; (ii) the Incremental Tranche A-1 Term Loans shall otherwise be subject to the provisions, including any provisions regarding the rights or obligations of the Borrower or any provisions regarding the rights or obligations of the Lenders, of the Amended Credit Agreement and the other Loan Documents; and (iii) each reference to a “Term Loan” or “Term Loans” in the Amended Credit Agreement shall be deemed to include the Incremental Tranche A-1 Term Loans unless otherwise stated herein and other related terms will have correlative meanings, mutatis mutandis.

(h) Termination. All Incremental Tranche A-1 Term Commitments shall terminate and the amendments described in Section 3 shall not take effect if the Incremental Tranche A-1 Term Facility Amendment Effective Date has not occurred prior to the earliest of (a) 11:59 p.m. (New York City time) on 11:59 p.m. (New York City time) on March 31, 2016, (provided that if such date shall have been extended to June 30, 2016 pursuant to Section 7.1(b) of the Merger Agreement, then such date shall be June 30, 2016), (b) the closing of the Acquisition without the use of the Incremental Tranche A-1 Term Loan and (c) the termination of the Merger Agreement in accordance with its terms.

Section 3. Incremental Facility Amendments to the Credit Agreement. Effective as of the Incremental Tranche A-1 Term Facility Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Class” means, when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments: (a) Revolving Loans incurred pursuant to the Closing Date Revolving Commitments and any Loans made pursuant to Increase Revolving Commitments of the same Class or Closing Date Revolving Commitments and any Increase Revolving Commitments of the same Class, (b) such other Class of Revolving Loans or Revolving Commitments created pursuant to an Extension or an Incremental Facility Amendment, (c) Closing Date Term Loans or Closing Date Term Commitments and any Increase Term Loan Commitments or Increase Term Loans of the same Class, (d) Incremental Tranche A-1 Term Loans or Incremental Tranche A-1 Term Commitments and any Increase Term Loan Commitments or Increase Term Loans of the same Class, and (e) such other Class of Term Loans or Term Commitments created pursuant to an Extension or Incremental Facility Amendment. Additional Term Loans, Loans under Additional Revolving Commitments, Extended Term Loans and Loans under Extended Revolving Commitments, in each case, that have different terms and conditions shall be construed (together with the Commitments in respect thereof) to be in different Classes.

“Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be selected by the Administrative Agent in accordance with market practice or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period; (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such date, as the rate for dollar deposits in the London interbank market with a term of one (1) month commencing that day. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates for dollar deposits in the

London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a term equal to one (1) month are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such date; and (c) notwithstanding anything to the contrary in the foregoing, the Eurodollar Rate applicable for Incremental Tranche A-1 Term Loans shall not be less than 0%.

“Maturity Date” means (a) with respect to any Revolving Facility, October 28, 2018, (b) with respect to any Term Facility (other than the Incremental Tranche A-1 Term Facility), October 28, 2018, and (c) with respect to the Incremental Tranche A-1 Term Facility, the date that is 5 years after the Incremental Tranche A-1 Term Loan Effective Date, or, in each case, any later date established in accordance with Section 2.16 or 2.17 for a particular Class of Loans or Commitments; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Term Commitment” means a Closing Date Term Commitment, an Incremental Tranche A-1 Term Commitment or an Incremental Term Loan Commitment, as the context may require.

“Term Facilities” means the Closing Date Term Facility, the Incremental Tranche A-1 Term Facility, each credit facility comprising a Class of Additional Term Loans, if any, and each credit facility comprising a Class of Extended Term Loans, if any.

“Term Lender” means (a) any Lender that has a Closing Date Term Commitment on the Closing Date, (b) the Incremental Tranche A-1 Term Loan Lenders, and (c) at any time after the funding of the initial Term Loan, any Lender that holds Term Loans at such time.

“Term Loan” means each Closing Date Term Loan, each Incremental Tranche A-1 Term Loan, each Additional Term Loan, if any, and each Extended Term Loan, if any.

“Transactions” means collectively, (a) the Reorganization (including the Spin-Off) and the entering into of the Master Lease, (b) the acquisition by Parent of the real estate properties described in Schedule 1.01(g) and Schedule 1.01(h) hereto, (c) the entering into of this Agreement and the other Loan Documents and the borrowings hereunder on the Closing Date, (d) the payment of the E&P Purge, (e) the issuance of the Senior Unsecured Notes, (f) the Pinnacle Transactions and (g) the payment of fees and expenses in connection with the foregoing.

The following defined terms shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Acquired Business” has the meaning specified in the definition of “Acquisition”.

“Acquisition” means the acquisition by Parent of all of the outstanding common equity interests of Pinnacle Entertainment, Inc., a Delaware corporation (the “Acquired Business”) pursuant to that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among Parent, Gold Merger Sub, LLC, a Delaware limited liability company and the Acquired Business, as in effect from time to time, including all schedules and exhibits thereto (the “Merger Agreement”).

“Equity Issuance” means the issuance and sale by Parent of common equity interests of Parent in connection with the Acquisition.

“Incremental Tranche A-1 Term Commitment” means, as to each Incremental Tranche A-1 Term Loan Lender, its obligation to make Incremental Tranche A-1 Term Loans to the Borrower pursuant to the Incremental Tranche A-1 Term Facility Amendment in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Incremental Tranche A-1 Term Loan Lender’s name on Schedule A thereto under the caption “Incremental Tranche A-1 Term Commitment”. The Incremental Tranche A-1 Term Commitments of all of the Incremental Tranche A-1 Term Loan Lenders on the Incremental Tranche A-1 Term Facility Amendment Effective Date shall be $825 million.

“Incremental Tranche A-1 Term Facility” means the credit facility comprising the Incremental Tranche A-1 Term Loans and any Increase Term Loans of the same Class.

“Incremental Tranche A-1 Term Facility Amendment” means Amendment No. 1 to the Credit Agreement, dated as of July 31, 2015, by and among the Borrower, the Administrative Agent, the Incremental Tranche A-1 Term Loan Lenders and the various other parties thereto.

“Incremental Tranche A-1 Term Facility Amendment Effective Date” means the date on which each of the conditions set forth in Section 6 of the Incremental Tranche A-1 Term Facility Amendment have been satisfied.

“Incremental Tranche A-1 Term Loan Lenders” means any person with a Term Commitment in respect of an Incremental Tranche A-1 Term Loan or an outstanding Incremental Tranche A-1 Term Loan, which for the avoidance of doubt may be an existing Lender.

“Incremental Tranche A-1 Term Loans” means the Incremental Tranche A-1 Term Loans made pursuant to the Incremental Tranche A-1 Term Facility Amendment on the Incremental Tranche A-1 Term Facility Amendment Effective Date.

“Merger Agreement” has the meaning specified in the definition of “Acquisition”.

“Notes” means the senior unsecured notes of Borrower and GLP Financing II, Inc., as co-issuers, issued for the purpose of financing the Acquisition and/or the Refinancing.

“Pinnacle Transactions” means, collectively, (a) the consummation of the Acquisition, (b) the Refinancing, (c) the issuance of the Notes and the use of proceeds therefrom, (d) the Equity Issuance and the use of proceeds therefrom, (e) the entering into and funding of the Incremental Tranche A-1 Term Loans and the use of proceeds therefrom and (f) all related transactions, including, without limitation, the issuance or incurrence of any other Indebtedness for the purpose of financing the Acquisition and/or the Refinancing.

“Refinancing” means the repayment or redemption of (i) indebtedness under that certain Amended and Restated Credit Agreement, dated as of August 13, 2013, among Pinnacle Entertainment, Inc., the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, as amended from time to time, (ii) the 6.375% Senior Notes due 2021 issued pursuant to that certain Indenture, dated as of August 5, 2013, between Pinnacle Entertainment, Inc. and The Bank of New York Mellon Trust Company, N.A., as amended or supplemented from time to time, (iii) the 7.50% Senior Notes due 2021 issued pursuant to that certain Indenture, dated as of April 14, 2011, among Pinnacle Entertainment, Inc., the guarantors party thereto and Wilmington Trust, National Association, as amended or supplemented from time to time, (iv) the 8.75% Senior Subordinated Notes due 2020 issued pursuant to that certain Indenture, dated as of May 6, 2010, among Pinnacle Entertainment, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as amended or supplemented from time to time and (v) the 7.75% Senior Subordinated Notes due 2022 issued pursuant to that certain Indenture, dated as of March 19, 2012, among Pinnacle Entertainment, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as amended or supplemented from time to time.

Section 4. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in Section 1 of this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement and is continuing and (ii) all representations and warranties contained in the Amended Credit Agreement are true and correct in all material respects as of the Amendment No. 1 Effective Date as though made on and as of such date, except to the extent such representations and warranties (x) expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) or (y) expressly relate to the Closing Date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 5. Conditions to Effectiveness to Amendment No. 1 to the Credit Agreement. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following condition has been satisfied:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders, the Borrower and the Incremental Tranche A-1 Term Lenders hereto (with the understanding that the obligation of such Incremental Tranche A-1 Term Lenders to provide the Incremental Tranche A-1 Term Loans shall be subject to satisfying the conditions set forth in Section 6 below).

Section 6. Conditions to Effectiveness to Incremental Tranche A-1 Term Facility Amendment and Funding of the Incremental Tranche A-1 Term Loans. Section 3 of this Amendment shall become effective and each Incremental Tranche A-1 Term Loan Lender shall make an Incremental Tranche A-1 Term Loan to the Borrower in the amount of its Incremental Tranche A-1 Term Commitment on the date (such date, if any, the “Incremental Tranche A-1 Term Facility Amendment Effective Date”) that the following conditions have been satisfied:

(i) Amendment. The Amendment No. 1 Effective Date shall have occurred;

(ii) Fees. All fees and out-of-pocket expenses required to be paid or reimbursed by Borrower pursuant to Section 10.04 of the Credit Agreement and Section 2(f) of this Amendment or as separately agreed by Borrower and the Amendment No. 1 Arrangers with respect to this Amendment or the Incremental Tranche A-1 Term Loans, including fees and out-of-pocket expenses of the Amendment No. 1 Arrangers and of Cahill Gordon & Reindel LLP, in each case which shall have been invoiced at least (2) Business Days prior to the Incremental Tranche A-1 Term Facility Amendment Effective Date, shall have been paid or reimbursed;

(iii) Legal Opinions. The Administrative Agent shall have received favorable legal opinions of (x) Wachtell, Lipton, Rosen & Katz, as special New York counsel for the Borrower and Parent and (y) Pennsylvania counsel for the Borrower and Parent reasonably acceptable to the Administrative Agent, each covering such matters relating to the Borrower, Parent and this Amendment substantially consistent with the opinions provided in connection with the Closing Date;

(iv) Closing Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Incremental Tranche A-1 Term Facility Amendment Effective Date, certifying that the conditions specified in this Section 6 have been satisfied and the representations and warranties set forth in Section 2.16 of the Amended Credit Agreement which are required to be true and correct in all material respects (or true and correct with respect to any such representation that is already qualified by Material Adverse Effect) pursuant to the election made in Section 7 below are true and correct in all material respects (or true and correct with respect to any such representation that is already qualified by Material Adverse Effect);

(v) Solvency Certificate. Parent shall have delivered to the Administrative Agent a certificate as to the financial condition and solvency of Parent and its subsidiaries (on a consolidated basis, after giving effect to the Transaction), substantially in the form attached as Exhibit 1 hereto;

(vi) Borrower’s Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer (in substantially the form of Exhibit E-1 to the Credit Agreement) dated the Incremental Tranche A-1 Term Facility Amendment Effective Date, certifying as to the Organization Documents of the Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of Parent acting in its capacity as the general partner of the sole or managing member of the Borrower authorizing the Borrower to enter into and perform this Amendment and the good standing, existence or its equivalent of the Borrower;

(vii) Parent’s Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer (in substantially the form of Exhibit E-2 to the Credit Agreement) dated the Incremental Tranche A-1 Term Facility Amendment Effective Date, certifying as to the Organization Documents of Parent (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of Parent, the good standing, existence or its equivalent of Parent and of the incumbency of the Responsible Officers to execute documents on behalf of Parent;

(viii) KYC. To the extent requested at least ten Business Days prior to the Incremental Tranche A-1 Term Facility Amendment Effective Date by the Administrative Agent or the Amendment No. 1 Arrangers, Parent and the Borrower shall have delivered, at least three Business Days prior to the Incremental Tranche A-1 Term Facility Amendment Effective Date, the documentation and other information with respect to Parent and the Borrower to the Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the PATRIOT Act, prior to the Incremental Tranche A-1 Term Facility Amendment Effective Date;

(ix) Acquisition. The Acquisition shall have been or shall be, substantially concurrently with the initial funding of Incremental Tranche A-1 Term Loans, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments, modifications, supplements, waivers or consents by Parent (including any change in the definition of Company Material Adverse Effect) that are materially adverse to the interests of the Incremental Tranche A-1 Term Loan Lenders (in their capacities as such) and not approved by the Amendment No. 1 Arrangers (which approval shall not be unreasonably withheld, conditioned or delayed); provided that any amendment, modification, supplement, waiver or consent that results in a reduction in the purchase price equal to or less than 10% shall not be deemed to be materially adverse to the interest of the Incremental Tranche A-1 Term Loan Lenders to the extent allocated to reduce either (i) the commitments pursuant to or loans made under the Bridge Facility described in the Commitment Letter dated as of July 20, 2015 between Parent, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Bank of America, .N.A. or (ii) the Incremental Tranche A-1 Term Commitments or the Incremental Tranche A-1 Term Loans;

(x) Refinancing. The Refinancing (as defined in the Amended Credit Agreement) shall have been, or shall concurrently with the initial funding of Incremental Tranche A-1 Term Loans be, consummated or arrangements for such Refinancing (reasonably satisfactory to the Administrative Agent) shall have been established substantially concurrently with the initial funding of the Incremental Tranche A-1 Term Loans;

(xi) Borrowing Notice. The Administrative Agent shall have received a Request for Credit Extension with respect to the Incremental Tranche A-1 Term Loans to be made on the Incremental Tranche A-1 Term Facility Amendment Effective Date;

(xii) Financials. The Amendment No. 1 Arrangers shall have received the following: (a) as soon as available and in any event within 90 days after the end of the fiscal year ending December 31, 2015, the consolidated balance sheet of each of Parent and the Acquired Business (without giving effect to the distribution by the Acquired Business to its shareholders all of the issued and outstanding shares of common stock of a newly formed corporation in accordance with the OpCo Spin-Off Agreements (as defined in the Merger Agreement) the “OpCo Distribution”) as of the end of such fiscal year and related consolidated statements of operations, cash flows and shareholders’ equity, to the extent the Acquisition is consummated after such date and (b) the unaudited consolidated balance sheets and related statements of income and cash flows of each of Parent and the Acquired Business (without giving effect to the distribution the OpCo Distribution) for each fiscal quarter of Parent and the Acquired Business (without giving effect to the distribution the OpCo Distribution), respectively (other than the fourth quarter in any fiscal year), ended after the close of its respective most recent fiscal year and at least 45 days before the Incremental Tranche A-1 Term Facility Amendment Effective Date;

(xiii) Material Adverse Effect. Except as disclosed in the Company SEC Documents (as defined in the Merger Agreement) filed since January 1, 2014 and prior to the date of the Merger Agreement (excluding any disclosures set forth in any such Company SEC Document in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the Company Disclosure Letter (as defined in the Merger Agreement) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), since January 1, 2015 through the date of the Merger Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Merger Agreement). Since the date of the Merger Agreement, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement); and

(xiv) Incremental Facility Certificate. The Administrative Agent shall have received a certificate, dated the Incremental Tranche A-1 Term Facility Amendment Effective Date and signed by a Responsible Officer, certifying compliance with Section 2.16 of the Amended Credit Agreement after giving effect to this Amendment and the Limited Conditionality Election set forth in Section 7 below.

Section 7. Limited Conditionality Election. Pursuant to Section 2.16 of the Amended Credit Agreement, the Borrower hereby elects, immediately after the effectiveness of the Credit Agreement Amendments, the Limited Conditionality Election with respect to the Acquisition and the Incremental Tranche A-1 Term Loans contemplated hereby and hereby provides notice of such election to the Administrative Agent.

Section 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic scan transmission (e.g., “pdf” or “tif”) shall be effective as delivery of an originally executed counterpart hereof.

Section 9. Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11. Effect of Amendment. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Amended Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after each of the Amendment No. 1 Effective Date and Incremental Tranche A-1 Term Facility Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. The Borrower hereby consents to this Amendment and confirms that all obligations of the Borrower under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GLP CAPITAL, L.P.

By:	/s/ William J. Clifford
Name: William J. Clifford
Title: Senior Vice President, Chief Financial Officer

[Signature Page to Amendment No. 1 to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

BANK OF AMERICA, N.A. as Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

If a second signature is necessary:
By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

FIFTH THIRD BANK as Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Derek D. Brust
Name: Derek D. Brust
Title: Managing Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Incremental Tranche A-1 Term Loan Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

BARCLAYS BANK PLC as an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Vice President

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Incremental Tranche A-1 Term Loan Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

CITIZENS BANK OF PENNSYLVANIA as an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Mark Sanko
Name: Mark Sanko
Title: Managing Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

Credit Agricole Corporate and Investment Bank as Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Joseph A. Asciolla
Name: Joseph A. Asciolla
Title: Managing Director

If a second signature is necessary:

By:	/s/ David Bowers
Name: David Bowers
Title: Managing Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY as a Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Paul Delmonte
Name: Paul Delmonte
Title: Vice President

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

NOMURA CORPORATE FUNDING AMERICAS, LLC as a Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Sean P. Kelly
Name: Sean P. Kelly
Title: Managing Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

SUNTRUST BANK as a Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ J. Haynes Gentry III
Name: J. Haynes Gentry III
Title: Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

UBS AG, STAMFORD BRANCH as a Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

If a second signature is necessary:

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

The undersigned Lender hereby consents to this Amendment No. 1 to the Credit Agreement.

WELLS FARGO BANK, N.A. as a Lender and an Incremental Tranche A-1 Term Loan Lender

By:	/s/ Donald Schubert
Name: Donald Schubert
Title: Managing Director

If a second signature is necessary:
By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Credit Agreement]

SCHEDULE A

Incremental Tranche A-1 Term Loan Lender	Incremental Tranche A-1 Term Loan Commitment Amount

J.P. Morgan Chase Bank, N.A.	$73,877,534

Bank of America, N.A.	$72,877,534

Fifth Third Bank	$61,783,875

Manufacturers and Traders Trust Company	$38,290,487

Wells Fargo Bank, National Association	$86,416,710

UBS AG, Stamford Branch	$103,845,900

Credit Agricole Corporate and Investment Bank	$33,147,100

SunTrust Bank	$33,147,100

Nomura Corporate Funding Americas, LLC	$61,613,760

Citizens Bank, National Association	$130,000,000

Barclays Bank PLC	$130,000,000

Total	$825,000,000

Exhibit 1

FORM OF SOLVENCY CERTIFICATE

[                    ], [            ]

The undersigned, [            ], the [            ] of Gaming and Leisure Properties, Inc. (“Parent”), is familiar with the properties, businesses, assets and liabilities of Parent and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of Parent.

This Solvency Certificate is delivered pursuant to Section [    ] of the Credit Agreement dated as of [            ], [            ] (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among Parent, [            ], as the Borrower, each lender from time to time party thereto (collectively, the “Lenders”) and [            ], as administrative agent thereunder (in such capacity, the “Administrative Agent”).

As used herein, “Company” means Parent and its subsidiaries on a consolidated basis.

1. I, [                    ], hereby certify that I am the [                    ] of Parent and that I am knowledgeable of the financial and accounting matters of the Company, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Solvency Certificate on behalf of Parent.

2. The undersigned certifies, on behalf of Parent and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Company as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3. The undersigned certifies, on behalf of Parent and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Parent to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of Parent and not in his individual capacity, that, on the date hereof, before and after giving effect to the Pinnacle Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Incremental Tranche A-1 Term Facility Amendment Effective Date):

1. the fair value of the property of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of the Company;

2. the present fair salable value of the assets of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

3. the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise);

4. the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the Projections) and are proposed to be conducted following the Incremental Tranche A-1 Term Facility Amendment Effective Date and

5. the Company is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as [                    ] of Parent and not in his individual capacity.

Name:
Title: